U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005

TUNEX INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

0-15369
(Commission File No.)

Utah	87-0416684
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

556 East 2100 South
Salt Lake City, Utah 84106
(Address of principal executive offices)

(801) 486-8133
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 4.01     Unregistered Sales of Equity Securities

Effective December 15, 2005, Sorensen, Vance &Company, PC, resigned its engagement as the independent certified public accountants for Tunex International, Inc. This action was taken because of the decision by Sorensen, Vance & Company to no longer perform audits of public companies. Tunex International is now beginning the search for a new independent accountant.

Sorensen, Vance &Company performed audits of the Company’s financial statements for each of the years ended March 31, 2005 and 2004. Their audit reports did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the three-year period ended March 31, 2005, and from that date through December 15, 2005, there have been no disagreements between the Company and Sorensen, Vance & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused Sorensen, Vance & Company to make reference to the subject matter of such disagreements in connection with their reports. In connection with its audits for the two most recent fiscal years and through December 15, 2005, there were no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)(B)).

The Company requested Sorensen, Vance & Company to furnish a letter to the SEC stating whether it agrees with the above statements. The letter is furnished as Exhibit 16.1.

Item 9.01     Financial Statements and Exhibits

Furnished with this report as Exhibit 16.1 is the letter from Sorensen, Vance & Company, PC, dated December 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUNEX INTERNATIONAL, INC.

Dated: December 15, 2005	By:	/s/ Nick Butterfield
Nick Butterfield, Chief Executive Officer